UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 8-K CURRENT REPORT Pursuant to Section 13 Or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported)		April 7, 2008

ENERGY CONVERSION DEVICES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-8403	38-1749884
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2956 Waterview Drive, Rochester Hills, MI		48309
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code		(248) 293-0440

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Nancy M. Bacon retired from Energy Conversion Devices, Inc. (the “Company” or “ECD”) on March 31, 2008. She was Senior Vice President of the Company. Under her retirement agreement, Mrs. Bacon will receive an amount equal to her annual base salary, plus $50,000 (in lieu of an annual bonus) and accrued vacation pay, together with continuation of medical and dental benefits for up to 52 weeks following her retirement. Mrs. Bacon has agreed to certain covenants, including non-compete, non-disparagement and confidentiality. She has also agreed to provide government relations and other services to the Company following her retirement. Mrs. Bacon’s outstanding options to acquire shares of ECD securities under the 1995 and 2000 Non-Qualified Stock Option Plans will continue in effect and be exercisable from and after March 31, 2008 and for a period of 90 days following the period of time she serves as a consultant to the Company.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENERGY CONVERSION DEVICES, INC.

	By:	/s/ Ghazaleh Koefod
Corporate Secretary
Date: April 11, 2008